NEWS RELEASE

For Immediate Release
April 19, 2018

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.2 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $17.6 million and diluted earnings of $1.13 per share for the quarter ended March 31, 2018.

Highlights of the Company’s first quarter performance and results include the following:

•	Return on assets and return on tangible equity of 1.69% and 16.7%, respectively.

•
Reported net interest income increased $2.2 million (7.2%) from the quarter ended March 31, 2017, while net interest income exclusive of accretion from fair value adjustments from acquisitions increased $2.1 million (6.9%) from the quarter ended March 31, 2017.

•	Repurchased 204,000 shares of common stock at a weighted average price of $68.50 per share.

•	Average total deposit balances grew $100.7 million, or 3.1%, from the quarter ended December 31, 2017 to the quarter ended March 31, 2018.

Net Interest Income

The Company’s net interest income increased from $32.4 million during the fourth quarter of 2017 to $32.6 million during the first quarter of 2018. During the first quarter of 2018, the Company’s tax equivalent net interest income increased $0.1 million, or 0.2%, from $32.7 million for the fourth quarter of 2017 to $32.8 million for the first quarter of 2018. Higher average loan balances ($23.7 million) increased net interest income by $0.3 million while higher loan yields (0.11%) increased net interest income by $0.1 million. These increases were partially offset by increased interest expense on interest bearing liabilities ($0.3 million). The Company’s reported net interest margin increased from 3.46% for the fourth quarter of 2017 to 3.51% for the first quarter of 2018. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.48% for the quarter ended March 31, 2018 and 3.39% for the quarter ended December 31, 2017.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.45% at December 31, 2017 to 0.43% at March 31, 2018. Total nonperforming assets decreased from $14.1 million at December 31, 2017 to $13.6 million at March 31, 2018. Excluded from this ratio are purchased credit-impaired loans for which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations. Total past due loans decreased from $11.0 million, or 0.35% of total loans outstanding, at December 31, 2017 to $8.3 million, or 0.26% of total loans outstanding, at March 31, 2018.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses (“ALLL”), the Company recorded a provision for loan losses of $0.2 million in the first quarter of 2018, compared to $0.7 million for the comparable period in 2017 and $0.4 million for the fourth quarter of 2017. The provision for loan losses recorded in the first quarter of 2018 reflects changes in the quality of the portfolio and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $14.5 million for the first quarter of 2018 as compared to $18.5 million for the first quarter of 2017. During the first quarter of 2017, the Company realized $4.3 million of investment gains that represented partial recoveries of impairment charges previously recognized on pooled trust preferred securities. Exclusive of this gain, non-interest income increased from $14.2 million for the first quarter of 2017 to $14.5 million for the first quarter of 2018. This increase was attributable to an increase of $0.2 million, or 4.7%, in bankcard revenues; an increase of $0.2 million, or 13.1%, in trust and wealth management fee income; an increase of $0.2 in other income; and $0.1 million, or 2.0%, in service charges. These increases were partially offset by a decrease of $0.4 million in bank owned life insurance revenues due to death benefit proceeds received in the first quarter of 2017.

Non-interest Expenses

Non-interest expenses increased $0.3 million (1.4% increase), from $24.6 million in the first quarter of 2017 to $24.9 million in the first quarter of 2018. This increase was primarily due to an increase in salaries and employee benefits of $0.2 million due largely to salary increases. During the first quarter of 2018, the Company completed a review of salaries for non-exempt personnel and, as a result, made adjustments to wages for approximately 50% of its employees late in the first quarter to make salaries more competitive in today’s employment environment. As a result of these adjustments, the expected impact on an annual basis is estimated at approximately $0.5 million.

Balance Sheet Trends

Loans increased $10.3 million (0.3%) from December 31, 2017 to $3.14 billion at March 31, 2018. Commercial real estate loans increased $18.7 million (1.5%) during the first quarter of 2018. This increase was partially offset by decreases in commercial and industrial loans ($3.9 million), residential real estate loans ($3.1 million) and home equity junior lien loans ($1.0 million).

Total average depository balances increased $100.7 million, or 3.1%, from the quarter ended December 31, 2017 to the quarter ended March 31, 2018. The Company experienced increases in interest-bearing deposits ($79.9 million), time deposits ($17.0 million) and savings deposits ($4.2 million).

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2018 was 20.0% compared to 40.2% for the year ended December 31, 2017, and 32.3% for the quarter ended March 31, 2017. On December 22, 2017, the President signed the Tax Cuts and Jobs Act (“TCJA”) into law. Among other things, the TCJA reduced the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of this decrease in the corporate income tax rate, the Company reassessed its deferred tax assets and liabilities, which resulted in a charge to earnings in the fourth quarter of 2017 of $7.1 million. Exclusive of this item, the Company’s tax rate from operations was 32.7% for the year ended December 31, 2017.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 91.0% and the loan to asset ratio was 74.7% at March 31, 2018. The Company maintained investment securities totaling 15.0% of assets as of the same date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 55.6% of assets at March 31, 2018. Time deposits fund 26.4% of assets at March 31, 2018, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio decreased from 10.5% at December 31, 2017 to 10.0% at March 31, 2018. At March 31, 2018, City National Bank’s Leverage Ratio was 8.81%, its Common Equity Tier I ratio was 12.59%, its Tier I Capital ratio was 12.59%, and its Total Risk-Based Capital ratio was 13.25%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 28, 2018, the Board approved a quarterly cash dividend of $0.46 per share payable April 30, 2018, to shareholders of record as of April 13, 2018. During the quarter ended March 31, 2018, the Company repurchased 204,000 common shares at a weighted average price of $68.50 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. As of March 31, 2018, the Company could repurchase approximately 198,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 86 branches across West Virginia, Virginia, Kentucky and Ohio.

On October 16, 2017, the Company announced it will break ground in early 2018 on its new branch office located in Morgantown, West Virginia.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (12) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (13) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (14) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2018 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2018 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Earnings
Net Interest Income (FTE)	$32,834	$32,760	$32,384	$31,632	$30,804
Net Income available to common shareholders	17,616	9,669	13,932	14,688	16,026

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.13	$0.62	$0.89	$0.94	$1.04
Diluted	1.13	0.62	0.89	0.94	1.04
Weighted average number of shares:
Basic	15,414	15,472	15,485	15,462	15,252
Diluted	15,436	15,497	15,505	15,487	15,277
Period-end number of shares	15,439	15,618	15,618	15,617	15,586
Cash dividends declared	$0.46	$0.46	$0.44	$0.44	$0.44
Book value per share (period-end)	31.86	32.17	32.03	31.54	30.9
Tangible book value per share (period-end)	26.78	27.14	26.99	26.49	25.83
Market data:
High closing price	$72.87	$73.98	$71.91	$72.78	$67.93
Low closing price	65.03	65.5	59.94	61.34	60.86
Period-end closing price	68.56	67.47	71.91	65.87	64.48
Average daily volume	56	66	54	56	57
Treasury share activity:
Treasury shares repurchased	204	—	—	—	—
Average treasury share repurchase price	$68.5	$—	$—	$—	$—
Common share issuance:
Common shares issued (in thousands)	—	—	—	—	441
Average common share issue price (a)	$—	$—	$—	$—	$64.48

Key Ratios (percent)
Return on average assets	1.69%	0.94%	1.37%	1.43%	1.60%
Return on average tangible equity	16.70%	9.00%	13.20%	14.20%	16.50%
Yield on interest earning assets	4.05%	3.95%	3.92%	3.90%	3.88%
Cost of interest bearing liabilities	0.69%	0.64%	0.61%	0.56%	0.54%
Net Interest Margin	3.51%	3.46%	3.45%	3.46%	3.45%
Non-interest income as a percent of total revenue	30.70%	32.20%	31.30%	32.30%	31.90%
Efficiency Ratio (a)	52.60%	47.70%	51.80%	52.00%	53.80%

Price/Earnings Ratio (b)	15.17	27.30	20.2	17.52	15.51

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.05%	12.34%	12.29%	11.99%	11.66%
Tangible equity to tangible assets	10.03%	10.45%	10.49%	10.40%	9.95%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.08%	15.10%	15.08%	14.88%	14.61%
Tier I	15.64%	15.66%	15.65%	15.45%	15.18%
Total	16.31%	16.34%	16.40%	16.17%	15.91%
Leverage	10.90%	11.00%	11.05%	10.79%	10.83%
City National Bank risk based capital ratios (c):
CET I	12.59%	11.93%	12.74%	12.27%	11.74%
Tier I	12.59%	11.93%	12.74%	12.27%	11.74%
Total	13.25%	12.61%	13.44%	12.96%	12.44%
Leverage	8.81%	8.43%	9.04%	8.62%	8.40%

Other
Branches	86	86	86	85	85
FTE	832	839	835	839	833

Assets per FTE	$5,048	$4,925	$4,910	$4,836	$4,951
Deposits per FTE	4,143	3,952	3,900	3,907	4,073

(a) The common share issue price is presented net of commissions and excludes one-time offering costs.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) March 31, 2018 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest Income
Interest and fees on loans	$32,918	$32,529	$32,004	$31,115	$30,104
Interest on investment securities:
Taxable	3,981	3,797	3,666	3,480	3,444
Tax-exempt	703	692	665	686	663
Interest on deposits in depository institutions	42	35	31	17	3
Total Interest Income	37,644	37,053	36,366	35,298	34,214

Interest Expense
Interest on deposits	4,326	3,941	3,796	3,660	3,429
Interest on short-term borrowings	460	522	349	187	157
Interest on long-term debt	211	201	195	189	181
Total Interest Expense	4,997	4,664	4,340	4,036	3,767
Net Interest Income	32,647	32,389	32,026	31,262	30,447
Provision for loan losses	181	422	1,393	510	681
Net Interest Income After Provision for Loan Losses	32,466	31,967	30,633	30,752	29,766

Non-Interest Income
Gains on sale of investment securities	—	200	—	—	4,276
Service charges	6,862	7,355	7,415	7,074	6,730
Bankcard revenue	4,334	4,316	4,291	4,372	4,140
Trust and investment management fee income	1,568	1,800	1,471	1,612	1,386
Bank owned life insurance	821	1,241	774	968	1,229
Other income	907	655	660	895	746
Total Non-Interest Income	14,492	15,567	14,611	14,921	18,507

Non-Interest Expense
Salaries and employee benefits	13,151	11,755	12,490	12,690	12,948
Occupancy related expense	2,404	2,195	2,426	2,462	2,473
Equipment and software related expense	1,831	1,897	1,940	2,004	1,890
FDIC insurance expense	315	318	328	328	375
Advertising	787	711	689	781	733
Bankcard expenses	1,076	960	1,051	970	943
Postage, delivery, and statement mailings	578	518	517	504	555
Office supplies	313	355	377	345	361

Legal and professional fees	450	563	504	440	449
Telecommunications	500	517	494	492	484
Repossessed asset losses, net of expenses	370	145	107	147	336
Other expenses	3,162	2,959	3,386	3,010	3,053
Total Non-Interest Expense	24,937	22,893	24,309	24,173	24,600
Income Before Income Taxes	22,021	24,641	20,935	21,500	23,673
Income tax expense	4,405	14,972	7,003	6,812	7,647
Net Income Available to Common Shareholders	$17,616	$9,669	$13,932	$14,688	$16,026

Distributed earnings allocated to common shareholders	$7,023	$7,106	$6,797	$6,797	$6,782
Undistributed earnings allocated to common shareholders	10,398	2,454	6,981	7,733	9,067
Net earnings allocated to common shareholders	$17,421	$9,560	$13,778	$14,530	$15,849

Average common shares outstanding	15,414	15,472	15,485	15,462	15,252
Shares for diluted earnings per share	15,436	15,497	15,505	15,487	15,277

Basic earnings per common share	$1.13	$0.62	$0.89	$0.94	$1.04
Diluted earnings per common share	$1.13	$0.62	$0.89	$0.94	$1.04

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Assets
Cash and due from banks	$97,495	$54,450	$54,281	$54,577	$164,887
Interest-bearing deposits in depository institutions	26,283	28,058	28,884	27,783	25,925
Cash and cash equivalents	123,778	82,508	83,165	82,360	190,812

Investment securities available-for-sale, at fair value	556,212	550,389	525,633	504,660	470,098
Investment securities held-to-maturity, at amortized cost	62,277	64,449	66,989	69,798	72,308
Other securities	11,581	14,147	15,988	16,039	10,240
Total investment securities	630,070	628,985	608,610	590,497	552,646

Gross loans	3,137,681	3,127,410	3,105,912	3,083,767	3,074,173
Allowance for loan losses	(18,381)	(18,836)	(19,554)	(19,063)	(19,209)
Net loans	3,119,300	3,108,574	3,086,358	3,064,704	3,054,964

Bank owned life insurance	104,052	103,440	102,706	101,960	101,481
Premises and equipment, net	72,920	72,682	72,334	72,809	73,805
Accrued interest receivable	9,528	9,223	9,236	8,122	8,644
Net deferred tax assets	14,467	11,913	22,355	22,944	24,606
Intangible assets	78,468	78,595	78,730	78,865	79,000
Other assets	47,432	36,361	36,060	35,138	38,029
Total Assets	$4,200,015	$4,132,281	$4,099,554	$4,057,399	$4,123,987

Liabilities
Deposits:
Noninterest-bearing	$703,209	$666,639	$669,876	$688,223	$714,791
Interest-bearing:
Demand deposits	816,976	769,245	711,121	722,440	743,246
Savings deposits	816,245	796,275	799,592	797,552	874,031
Time deposits	1,110,532	1,083,475	1,075,945	1,069,932	1,060,690
Total deposits	3,446,962	3,315,634	3,256,534	3,278,147	3,392,758
Short-term borrowings
Federal Funds purchased	—	54,000	79,800	46,400	—
Customer repurchase agreements	195,375	198,219	201,664	177,904	186,686
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	49,306	45,426	44,746	45,946	46,402
Total Liabilities	3,708,138	3,629,774	3,599,239	3,564,892	3,642,341

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	140,547	140,960	140,381	139,972	140,305
Retained earnings	457,650	444,481	441,001	433,944	426,126
Cost of common stock in treasury	(137,420)	(124,909)	(124,909)	(124,943)	(126,265)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(11,486)	(611)	883	575	(1,479)
Underfunded pension liability	(5,033)	(5,033)	(4,660)	(4,660)	(4,660)
Total Accumulated Other Comprehensive Loss	(16,519)	(5,644)	(3,777)	(4,085)	(6,139)
Total Stockholders' Equity	491,877	502,507	500,315	492,507	481,646
Total Liabilities and Stockholders' Equity	$4,200,015	$4,132,281	$4,099,554	$4,057,399	$4,123,987

Regulatory Capital
Total CET 1 capital	$430,044	$430,154	$426,057	$418,449	$409,533
Total tier 1 capital	446,044	446,154	442,057	434,449	425,533
Total risk-based capital	464,936	465,292	463,198	454,832	445,938
Total risk-weighted assets	2,851,330	2,842,453	2,824,751	2,812,443	2,807,347

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Residential real estate (1)	$1,465,215	$1,468,278	$1,465,942	$1,455,578	$1,444,795
Home equity - junior liens	138,477	139,499	139,702	139,534	139,165
Commercial and industrial	204,592	208,484	204,722	197,429	205,011
Commercial real estate (2)	1,296,304	1,277,576	1,260,906	1,256,736	1,250,106
Consumer	29,570	29,162	30,323	30,860	32,043
DDA overdrafts	3,523	4,411	4,317	3,630	3,053
Gross Loans	$3,137,681	$3,127,410	$3,105,912	$3,083,767	$3,074,173

Construction loans included in:
(1) - Residential real estate loans	$26,610	$25,270	$19,849	$12,056	$9,777
(2) - Commercial real estate loans	30,857	28,871	24,318	20,204	18,499

Secondary Mortgage Loan Activity
Mortgage loans originated	$2,606	$2,593	$4,474	$5,433	$3,951
Mortgage loans sold	2,874	2,975	4,732	5,465	6,118
Mortgage loans gain on loans sold	79	79	128	142	167

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	March 31,	June 30,	March 31,
	2018	2017	2017	2017	2017
Allowance for Loan Losses
Balance at beginning of period	$18,836	$19,554	$19,063	$19,209	$19,730

Charge-offs:
Commercial and industrial	(339)	(250)	(40)	(57)	(53)
Commercial real estate	(157)	(156)	(282)	(102)	(180)
Residential real estate	(124)	(342)	(411)	(258)	(626)
Home equity	(78)	(147)	(17)	(118)	(121)
Consumer	(99)	(13)	(18)	(23)	(6)
DDA overdrafts	(636)	(725)	(718)	(635)	(636)
Total charge-offs	(1,433)	(1,633)	(1,486)	(1,193)	(1,622)

Recoveries:
Commercial and industrial	2	1	2	53	2
Commercial real estate	223	20	60	21	11
Residential real estate	86	8	130	131	25
Home equity	20	—	45	—	—
Consumer	46	17	21	14	11
DDA overdrafts	420	447	326	319	371
Total recoveries	797	493	584	538	420

Net charge-offs	(636)	(1,140)	(903)	(655)	(1,202)
Provision for (recovery of) acquired loans	—	122	—	58	(19)
Provision for loan losses	181	300	1,393	451	700
Balance at end of period	$18,381	$18,836	$19,554	$19,063	$19,209

Loans outstanding	$3,137,681	$3,127,410	$3,105,912	$3,083,767	$3,074,173
Allowance as a percent of loans outstanding	0.59%	0.6%	0.63%	0.62%	0.62%
Allowance as a percent of non-performing loans	189.9%	178.4%	182.8%	177.6%	167.7%

Average loans outstanding	$3,133,804	$3,110,084	$3,089,793	$3,073,255	$3,055,980
Net charge-offs (annualized) as a percent of average loans outstanding	0.08%	0.15%	0.12%	0.09%	0.16%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	March 31,	June 30,	March 31,
	2018	2017	2017	2017	2017
Nonaccrual Loans
Residential real estate	$3,331	$2,814	$2,556	$1,608	$2,810
Home equity	135	168	92	153	114
Commercial and industrial	1,063	1,345	1,325	1,571	1,353
Commercial real estate	5,061	5,970	6,700	7,250	7,141
Total nonaccrual loans	9,590	10,297	10,673	10,582	11,418
Accruing loans past due 90 days or more	91	262	22	150	35
Total non-performing loans	9,681	10,559	10,695	10,732	11,453
Other real estate owned	3,912	3,585	3,995	4,204	4,405
Total non-performing assets	$13,593	$14,144	$14,690	$14,936	$15,858

Non-performing assets as a percent of loans and other real estate owned	0.43%	0.45%	0.47%	0.48%	0.52%

Past Due Loans
Residential real estate	$5,641	$6,718	$5,295	$5,648	$3,876
Home equity	616	851	873	628	301
Commercial and industrial	61	692	304	259	611
Commercial real estate	1,520	2,086	520	819	1,014
Consumer	21	42	26	70	38
DDA overdrafts	432	575	551	527	330
Total past due loans	$8,291	$10,964	$7,569	$7,951	$6,170

Total past due loans as a percent of loans outstanding	0.26%	0.35%	0.24%	0.26%	0.20%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,786	$21,005	$20,741	$20,647	$20,294
Home equity	3,015	3,047	2,947	3,146	3,104
Commercial and industrial	125	135	31	35	38
Commercial real estate	8,324	8,381	8,427	8,483	8,513
Consumer	—	—	—	—	—
Total accruing TDRs	$32,250	$32,568	$32,146	$32,311	$31,949

Non-Accruing
Residential real estate	$256	$84	47	$154	$100
Home equity	40	50	—	—	30
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$296	$134	$47	$154	$130

Total TDRs	$32,546	$32,702	$32,193	$32,465	$32,079

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,603,911	$16,479	4.17%	$1,608,509	$16,321	4.03%	$1,591,254	$15,479	3.95%
Commercial, financial, and agriculture (2)	1,496,817	15,608	4.23%	1,468,701	15,360	4.15%	1,429,075	13,584	3.85%
Installment loans to individuals (2), (3)	33,076	504	6.18%	32,874	588	7.10%	35,650	595	6.77%
Previously securitized loans (4)	***	327	***	***	260	***	***	447	***
Total loans	3,133,804	32,918	4.26%	3,110,084	32,529	4.15%	3,055,979	30,105	4.00%
Securities:
Taxable	536,714	3,981	3.01%	526,645	3,797	2.86%	458,295	3,444	3.05%
Tax-exempt (5)	91,722	890	3.94%	91,886	1,064	4.59%	84,784	1,019	4.87%
Total securities	628,436	4,871	3.14%	618,531	4,861	3.12%	543,079	4,463	3.33%
Deposits in depository institutions	29,648	42	0.57%	31,060	35	0.45%	16,826	3	0.07%
Total interest-earning assets	3,791,888	37,831	4.05%	3,759,675	37,425	3.95%	3,615,884	34,571	3.88%
Cash and due from banks	71,480			65,636			81,629
Premises and equipment, net	72,716			73,109			74,768
Other assets	245,721			247,688			253,378
Less: Allowance for loan losses	(19,420)			(20,981)			(20,150)
Total assets	$4,162,385			$4,125,127			$4,005,509

Liabilities:
Interest-bearing demand deposits	$782,499	$357	0.19%	$702,614	$167	0.09%	$708,434	$157	0.09%
Savings deposits	801,504	341	0.17%	797,311	313	0.16%	831,639	324	0.16%
Time deposits (2)	1,096,157	3,628	1.34%	1,079,179	3,462	1.27%	1,052,218	2,948	1.14%
Short-term borrowings	236,605	460	0.79%	296,139	522	0.70%	195,626	157	0.33%
Long-term debt	16,495	211	5.19%	16,495	201	4.83%	16,495	181	4.45%
Total interest-bearing liabilities	2,933,260	4,997	0.69%	2,891,738	4,665	0.64%	2,804,412	3,767	0.54%
Noninterest-bearing demand deposits	681,150			681,554			690,243
Other liabilities	46,426			42,896			43,655
Stockholders' equity	501,549			508,938			467,199
Total liabilities and
stockholders' equity	$4,162,385			$4,125,126			$4,005,509
Net interest income		$32,834			$32,760			$30,804
Net yield on earning assets			3.51%			3.46%			3.45%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$110	$126	$138
Commercial, financial, and agriculture	150	438	175
Installment loans to individuals	10	27	9
Time deposits	—	—	16
	$270	$591	$338

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the period ending March 31, 2018 and 35% for the periods ending December 31, 2017 and March 31, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Net Interest Income/Margin
Net interest income ("GAAP")	$32,647	$32,389	$32,026	$31,262	$30,447
Taxable equivalent adjustment	187	371	358	370	357
Net interest income, fully taxable equivalent	$32,834	$32,760	$32,384	$31,632	$30,804

Average interest earning assets	$3,791,888	$3,759,675	$3,719,692	$3,669,715	$3,615,884

Net Interest Margin	3.51%	3.46%	3.45%	3.46%	3.45%
Accretion related to fair value adjustments	(0.03)%	(0.06)%	(0.04)%	(0.04)%	(0.04)%
Net Interest Margin (excluding accretion)	3.48%	3.39%	3.42%	3.42%	3.42%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.71%	12.16%	12.20%	12.14%	11.68%
Effect of goodwill and other intangibles, net	(1.68)%	(1.70)%	(1.72)%	(1.74)%	(1.72)%
Tangible common equity to tangible assets	10.03%	10.45%	10.49%	10.40%	9.95%

Return on tangible equity ("GAAP")	16.66%	8.99%	13.17%	14.22%	16.52%
Impact of effective tax rate decrease on deferred taxes	—%	6.57%	—%	—%	—%
Return on tangible equity, excluding impact of effective tax rate decrease on deferred taxes	16.66%	15.56%	13.17%	14.22%	16.52%

Return on assets ("GAAP")	1.69%	0.94%	1.37%	1.43%	1.60%
Impact of effective tax rate decrease on deferred taxes	—%	0.68%	—%	—%	—%
Return on Assets, excluding impact of effective tax rate decrease on deferred taxes	1.69%	1.62%	1.37%	1.43%	1.60%

Effective Income Tax Rate
Effective tax rate ("GAAP")	20.0%	60.8%	33.5%	31.7%	32.3%
Impact of FIN 48 adjustments	—%	1.34%	—%	—%	—%
Impact of effective tax rate decrease on deferred taxes	—%	(28.69)%	—%	—%	—%
Effective tax rate, excluding FIN 48 and impact of effective tax rate decrease on deferred taxes	20.0%	33.4%	33.5%	31.7%	32.3%